Exhibit 5.1

October 2, 2023

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Astra Space, Inc., a Delaware corporation (the “Company”), in connection with the registration and issuance of 3,708,520 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) pursuant to: (a) that certain Settlement Agreement and General Release (the “Settlement Agreement”) dated as of August 14, 2023, as amended by that certain Amendment to Settlement Agreement and General Release dated as of October 2, 2023 (the “Amendment”), each entered into by and between the Company and Fortis Advisors, LLC (the “Representative”), acting solely in its capacity as representative of certain converting holders (the “Investors”) as specified in that certain Agreement and Plan of Merger, dated June 5, 2021, among the Company, Apollo Fusion, Inc. (“Apollo”), Artemis First Merger Sub, Inc., Apollo Fusion, LLC and the Representative, pursuant to which the Company acquired Apollo; and (b) the Company’s Registration Statement on Form S-3 (File No. 333-271589) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on May 2, 2023, as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission on May 4, 2023, as further amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3, filed with the Commission on May 8, 2023, and declared effective by the Commission on May 16, 2023 (the “Registration Statement”), and the prospectus dated May 16, 2023, and forming a part of the Registration Statement with respect to the offer and sale of the Shares, which was included as part of the Registration Statement at the time it became effective on May 16, 2023 (such prospectus, including the documents specifically or deemed to be incorporated therein, the “Base Prospectus”).

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, together with all amendments thereto adopted through the date hereof as filed in and certified by the office of the Delaware Secretary of State as of September 15, 2023 (b) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (c) the Registration Statement, the Base Prospectus, the prospectus supplement dated and filed with the Commission on October 2, 2023 pursuant to Rule 424(b) promulgated under the Securities Act (such prospectus supplement including the documents specifically or deemed to be incorporated therein, individually and collectively the “Prospectus Supplement”), (d) the Settlement Agreement, (e) the Amendment, (f) the resolutions of the Board of Directors of the Company relating to, among other matters, the filing of the Prospectus Supplement and the issuance of the Shares; and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the

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Astra Space, Inc.

October 2, 2023

originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications expressed herein, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and upon issuance and delivery by the Company in the manner contemplated by the Settlement Agreement and the Amendment, the Shares will be validly issued, fully paid and non-assessable.

We are opining herein as to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is for your benefit in connection with the Registration Statement, the Base Prospectus and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K/A to be filed on October 2, 2023 by the Company and incorporated by reference in the Registration Statement and to the reference to our firm’s name under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

COZEN O’CONNOR

/s/ Cozen O’Connor